UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________
FORM 8-K
_____________________________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

            Date of Report (Date of earliest event reported): September 10, 2025

Commission File Number: 1-11607
DTE Energy Company

Michigan	38-3217752
(State or other jurisdiction of incorporation or organization)	(I.R.S Employer Identification No.)

Registrants address of principal executive offices: One Energy Plaza, Detroit, Michigan 48226-1221
Registrants telephone number, including area code: (313) 235-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Exchange on which Registered
Common stock, without par value	DTE	New York Stock Exchange

2017 Series E 5.25% Junior Subordinated Debentures due 2077	DTW	New York Stock Exchange

2020 Series G 4.375% Junior Subordinated Debentures due 2080	DTB	New York Stock Exchange

2021 Series E 4.375% Junior Subordinated Debentures due 2081	DTG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under Exchange Act (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Executive Severance Allowance Plan Amendment

On September 10, 2025, the Benefit Plan Administration Committee (the "BPAC") of DTE Energy Company (the "Company") adopted resolutions approving Amendment 1 (the "Amendment") to the DTE Energy Company Executive Severance Allowance Plan (the "Plan"). The Plan establishes a uniform approach to severance applicable to eligible senior executives (which may include named executive officers) of the Company and its subsidiaries upon a termination of employment without Cause (as defined in the Plan). Under the terms of Amendment 1, the Company's Chief Executive Officer is eligible to receive enhanced payments and benefits if terminated, including 24 months of COBRA continuation coverage premiums and a lump sum payment of 200% of Base Pay. The foregoing summary is qualified in its entirety by reference to the terms of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Change in Control and Indemnification Agreements

On September 11, 2025, the Company entered into a Change in Control Severance Agreement with each of its executive officers: Diane M. Antishin, Joi M. Harris, Trevor F. Lauer, Kathrine M. Lorenz, Lisa A. Muschong, Tracy J. Myrick, Gerardo Norcia, Matthew T. Paul, Robert A. Richard, David Ruud and Mark W. Stiers (each, an "Executive" and together, the "Executives"). Forms of the Agreements are attached as Exhibits 10.2, 10.3 and 10.4 to this Form 8-K (the "CIC Agreements"). Each of the CIC Agreements is effective as of September 11, 2025 and replaces previous Change-in-Control Severance Agreements between the Company and the Executives. The description set forth below is qualified in its entirety by reference to the forms of the CIC Agreements attached hereto. Capitalized terms used herein are defined in the CIC Agreements.

The CIC Agreements are intended to provide continuity of management in the event there is a Change in Control of the Company (as defined in the CIC Agreements) and to align executive and shareholder interests in support of corporate transactions. The CIC Agreements provide for severance compensation in the event that the Executive's employment is terminated (actually or constructively) within two years after a Change in Control of the Company. The cash severance benefit is the sum of (i) a multiple of the Executive's base salary plus Annual Bonus, assuming target performance goals for such year would be met, plus (ii) a lump sum payment of the Executive's pro-rated Annual Bonus (reduced by any pro-rated Annual Bonus otherwise paid because of the Executive's termination). An additional amount is paid as consideration for the prohibition against engaging in any Competitive Activity for one year after termination that is imposed by the CIC Agreements.

The Company also entered into an Indemnification Agreement with each of its Executives and each of its non-employee Directors effective September 11, 2025 in the form attached to this Form 8-K as

Exhibit 10.5. The Indemnification Agreements replace previous Indemnification Agreements between the Company and the Executives and Directors. The description set forth below is qualified in its entirety by reference to the form of Indemnification Agreement attached hereto. Capitalized terms used herein are defined in the Indemnification Agreements.

The Indemnification Agreements provide that the Company will indemnify an Indemnitee against all Liabilities and Expenses incurred by the Indemnitee in connection with any civil, criminal, or other proceeding to which the Indemnitee is a party by reason of their service to the Company. The Company will pay the reasonable fees, costs and expenses incurred by the Indemnitee in connection with any such proceeding, and may assume the defense and employ counsel for the Indemnitee.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits

10.1	Amendment 1 to DTE Energy Company Executive Severance Allowance Plan

10.2	Form of Change in Control Severance Agreement, dated as of September 11, 2025, between DTE Energy Company and each of Diane M. Antishin, Joi M. Harris, Trevor F. Lauer, Kathrine M. Lorenz, Gerardo Norcia, Matthew T. Paul, Robert A. Richard, David Ruud and Mark W. Stiers

10.3	Form of Change in Control Severance Agreement, dated as of September 11, 2025, between DTE Energy Company and Lisa A. Muschong

10.4	Form of Change in Control Severance Agreement, dated as of September 11, 2025, between DTE Energy Company and Tracy J. Myrick

10.5	Form of Indemnification Agreement between DTE Energy Company and each Executive Officer and non-employee Director

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 16, 2025

DTE Energy Company
(Registrant)

/s/Diane M. Antishin
Diane M. Antishin
Senior Vice President - Human Resources and Chief Diversity and Inclusion Officer